S.Y. BANCORP, INC.
P.O. BOX 32890
LOUISVILLE, KENTUCKY 40232-2890
(502) 582-2571

Contact:	Nancy B. Davis
Executive Vice President,
Treasurer and Chief Financial Officer
(502) 625-9176

S.Y. BANCORP ANNOUNCES RECORD FIRST QUARTER RESULTS

LOUISVILLE, Ky. (April 21, 2004) -- S.Y. Bancorp, Inc. (AMEX -- SYI), parent company of Stock Yards Bank & Trust Company in Louisville and southern Indiana, today reported results for the first quarter ended March 31, 2004. Net income increased 8% to $4,448,000 for the first quarter from $4,129,000 in the same period last year. Diluted earnings per share increased to 32 cents per share in the quarter versus 30 cents in 2003. Highlights included growth in net interest income combined with continued growth in loans, while improving loan quality resulted in a lower provision for loan losses.

          "The first quarter of 2004 was another positive quarter for S.Y. Bancorp despite challenges presented by the current interest rate environment, which is characterized by historically low short-term rates," said Chairman David H. Brooks. "Our performance for the quarter demonstrated the importance of the Company's diverse revenue streams, as strong results from Stock Yards Trust Company, our Brokerage department, and other activities helped offset a significant slowdown in our mortgage lending operations. Stock Yards Mortgage Company, like others in the industry, has been adversely affected by the recent run-up in long-term mortgage rates and general apprehension about interest rate volatility, which has been amplified by the tough comparison with last year's boom market for home refinancings.

          "Loan growth during the quarter continued to track below our historic levels because of the conservative posture taken by many businesses and other customers, as evidenced by the record amount of unused loan commitments we had outstanding at the end of the first quarter," Mr. Brooks continued. "We have maintained a keen focus on credit quality and we are pleased to note that non-performing loans at quarter's end, as a percentage of total loans, were at their lowest level in almost three years. This resulted in a 29% lower provision for loan losses compared with the first quarter last year."

          Concluding, Mr. Brooks stated, "Considering current pressures on interest margins and lingering doubts about the economy, we think the Company's results for the first quarter represent a solid start to 2004. With returns on average assets and average equity of 1.61% and 17.26%, respectively, our performance remains among the best and most consistent in banking. Looking ahead, we recognize that current trends in our business will continue until such time that greater confidence emerges for jobs and spending on a broad basis, which should benefit our key lines of business, including commercial lending by virtue of the record loan commitments we have outstanding, as well as investment management and trust. Further, rising short-term interest rates should help alleviate the pressure we presently see on margins. Neither of these factors will change overnight, so we maintain our outlook that 2004 will be a more challenging year for us than we have seen in some time. Nevertheless, we are optimistic that improving conditions are on the way, and we look forward to the opportunities to grow our company and enhance performance in all phases of our business."

**continued**

SYI Announces Record First Quarter Earnings Page 2 April 21, 2004

          Net interest income on a taxable equivalent basis increased 6% for the quarter versus the same period in the prior year due primarily to growth in earning assets. Somewhat offsetting increases from volume, net interest margin fell four basis points from the first quarter of 2003. The increase in the net interest margin from the fourth quarter of 2003 resulted from the maturity of a large group of high-priced certificates of deposit during the first quarter. A portion of these maturities were replaced with $30 million of fixed-rate advances from the Federal Home Loan Bank. All the advances were bullet maturities of three years or less and are not callable. Management expects continued margin contraction during 2004 as average rates on interest earning assets are projected to decline further. Margin contraction could range from five to ten basis points during the second quarter of 2004, depending on expected asset repricing and such factors as competitive rate pressures or unforeseen changes in the Company's funding mix. This estimate assumes there is no action by the Federal Reserve in regard to interest rates.

          The provision for loan losses declined 29% in the first quarter compared with the same period in 2003. Non-performing loans decreased approximately 19% compared with the level one year ago and have declined steadily over the past five quarters. Net charge-offs were down 47% for the quarter compared with the same period of 2003 and were at the lowest level in over two years. Other internal loan quality measurements, including loss experience, were at their best levels in at least three years. The Company's process of evaluating the inherent risk in the portfolio considers, among other things, this data and information about specific borrower situations. The amount of the quarterly provision for loan losses responds to these factors. Management considers the allowance for loan losses adequate to cover losses inherent in the loan portfolio.

          Non-interest income was up only 3% in the first quarter from the same period in 2003, primarily due to a large decline in mortgage banking income. Stock Yards Mortgage Company posted a 61% decline in gains on sale of loans held for sale compared with the first quarter 2003, as an increase in interest rates led to a much lower level of activity in the first quarter of 2004. Offsetting the first quarter decline in gains on sales of loans held for sale was a 9% increase in investment management and trust income as trust assets under management were up 20% over March 31, 2003. A 12% increase in service charges on deposit accounts also helped offset the mortgage decline as the Company continued to expand its deposit base. Finally, brokerage revenue grew by approximately 66% for the quarter compared with the prior year as that department was able to combine a strong sales effort with the improved performance of the equity markets.

          Non-interest expense increased 6% for the quarter compared with the same period in 2003. A 7% increase in salaries and benefits for the quarter reflected the addition of professional staff along with annual compensation increases, as well as increased costs related to insurance and benefits. Net occupancy expense was up 23% compared with the first quarter of 2003, largely as a result of the opening of new facilities, including three new branches in the last 12 months, as well as new space occupied by the Company's Investment Management and Trust Department in downtown Louisville. The increase in furniture and equipment expense of 16% for the quarter also was affected by the expansion of our facilities.

          The Company showed balance sheet growth during the year as total assets increased to $1.13 billion from $1.07 billion at the end of the first quarter of 2003. Loan growth for the first quarter was slower than the Company's historic rates, reflecting the impact of recent economic uncertainties among commercial customers and a more cautious stance by management in terms of credit quality.

**continued**

SYI Announces Record First Quarter Earnings Page 3 April 21, 2004

The Company has funded loan growth primarily through an increase in average deposits and the use of fixed rate advances from the Federal Home Loan Bank.

          S. Y. Bancorp, Inc. was incorporated in 1988 as a bank holding company in Louisville, Kentucky and is the parent company of Stock Yards Bank & Trust Company, which has 21 branch locations in Kentucky and southern Indiana. Stock Yards Bank & Trust Company also maintains a loan production office in Indianapolis, Indiana. The Company plans to expand its Indianapolis operations and has signed a lease for a downtown office building and will move its current operations to that location which should open as a full service branch in the second quarter of 2004. Stock Yards Bank & Trust Company was established in 1904 in Louisville, Kentucky. S.Y. Bancorp, Inc. is also the parent company of S.Y. Bancorp Capital Trust I, a Delaware statutory business trust that is a 100%-owned finance subsidiary.

          This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Bancorp's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the market in which the Bancorp and its subsidiaries operate; competition for the Bancorp's customers from other providers of financial services; government legislation and regulation which change from time to time and over which the Bancorp has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Bancorp's customers; other risks detailed in the Bancorp's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Bancorp.

          All financial information presented in the attached financial tables has been adjusted for the two-for-one stock split that occurred in the third quarter of 2003. Additionally, assets under management by the Investment Management and Trust Department are now being reported excluding the portfolio of Stock Yards Bank & Trust. Previously, those assets were included in assets under management reported in S.Y. Bancorp, Inc.'s earnings releases. All prior periods have been adjusted for this change.

**continued**

SYI Announces Record First Quarter Earnings Page 4 April 21, 2004

	First Quarter Comparison
	3/31/04	3/31/03	% Change
Income Statement Data
Net interest income	$ 10,950	$ 10,373	5.56%
Net interest income, fully tax equivalent	11,165	10,547	5.86%
Provision for loan losses	500	700	-28.57%
Gain/(loss) on the sale of securities	-	-	-
Investment management and trust income	2,214	2,026	9.28%
Service charges on deposit accounts	2,125	1,899	11.90%
Bankcard transaction revenue	233	248	-6.05%
Gains on sales of mortgage loans held for sale	234	597	-60.80%
Brokerage commissions and fees	438	264	65.91%
Other non-interest income	443	475	-6.74%
Total non-interest income	5,687	5,509	3.23%
Salaries and employee benefits expense	5,602	5,230	7.11%
Net occupancy expense	706	572	23.43%
Data processing expense	850	868	-2.07%
Furniture and equipment expense	270	232	16.38%
State bank taxes	281	278	1.08%
Other non-interest expenses	1,889	1,899	-0.53%
Total non-interest expense	9,598	9,079	5.72%
Net income	4,448	4,129	7.73%

Per Share Data
Basic earnings per share	$ 0.33	$ 0.31	6.45%
Diluted earnings per share	0.32	0.30	6.67%
Cash dividend declared	0.08	0.07	14.29%
Book value per share	7.75	6.63	16.89%
Market value per share	22.40	18.00	24.44%

Share Data
Total shares outstanding	13,736	13,509	1.68%
Weighted average shares - basic	13,608	13,432	1.31%
Weighted average shares - diluted	14,111	13,935	1.26%

Balance Sheet Data
Total loans	893,370	835,519	6.92%
Allowance for loan losses	12,084	11,999	0.71%
Total assets	1,134,763	1,074,910	5.57%
Non-interest bearing deposits	152,818	142,859	6.97%
Interest bearing deposits	733,808	753,829	-2.66%
Long-term debt - subordinated debentures	20,799	20,829	-0.14%
Stockholders' equity	106,396	89,616	18.72%

Average Balance Sheet Data
Average loans	889,672	832,979	6.81%
Average assets	1,111,704	1,044,782	6.41%
Average earning assets	1,047,674	988,889	5.94%
Average deposits	874,480	864,017	1.21%
Average long-term debt	32,998	20,859	58.20%
Average interest bearing liabilities	842,813	810,976	3.93%
Average stockholders' equity	103,634	88,503	17.10%

**continued**

SYI Announces Record First Quarter Earnings Page 5 April 21, 2004

	First Quarter Comparison

Earnings Performance Data	3/31/04	3/31/03	% Change
Annualized return on average assets	1.61%	1.60%	1	bp
Annualized return on average equity	17.26	18.92	(166)
Net interest margin, fully tax equivalent	4.29	4.33	(4)

Capital Ratios
Average stockholders' equity to average assets	9.32%	8.47%	85	bp
Tier 1 risk-based capital	13.92	13.09	83
Total risk-based capital	15.20	14.36	84
Leverage	11.10	10.05	105

Loans by Type
Commercial and industrial loans	186,894	190,220	-1.75%
Construction loans	58,843	39,339	49.58%
Real estate loans - commercial	300,599	265,783	13.10%
Real estate loans - residential	215,245	217,359	-0.97%
Consumer loans	131,789	122,818	7.30%

Asset Quality Data
Allowance for loan losses to total loans	1.35%	1.44%	(9)	bp
Allowance for loan losses to average loans	1.36	1.44	(8)
Allowance for loan losses to non-performing loans	263.6	211.0	5,260
Nonaccrual loans	$ 4,276	$ 4,347	-1.63%
Restructured loans	-	-	-
Loans - 90 days past due & still accruing	309	1,339	-76.92%
Total non-performing loans	4,585	5,686	-19.36%
OREO and repossessed assets	3,659	481	660.71%
Total non-performing assets	8,244	6,167	33.68%
Non-performing loans to total loans	0.51%	0.68%	(17)	bp
Non-performing assets to total assets	0.73	0.57	16
Net charge-offs	$ 214	$ 406	-47.29%

Other Information
Total assets under management (in millions)	$ 1,254	$ 1,047	19.77%
Full-time equivalent employees	392	372	5.38%

**continued**

SYI Announces Record First Quarter Earnings Page 6 April 21, 2004

	Four Quarter Comparison
	3/31/04	12/31/03	9/30/03	6/30/03

Income Statement Data
Net interest income	$ 10,950	$ 10,920	$ 10,930	$ 10,525
Net interest income, fully tax equivalent	11,165	11,124	11,111	10,698
Provision for loan losses	500	650	300	900
Gain/(loss) on the sale of securities	-	-	10	-
Investment management and trust income	2,214	2,145	2,071	2,059
Service charges on deposit accounts	2,125	2,303	2,205	2,080
Bankcard transaction revenue	233	232	246	287
Gains on sales of mortgage loans held for sale	234	377	739	839
Brokerage commissions and fees	438	359	372	277
Other non-interest income	443	990	649	749
Total non-interest income	5,687	6,406	6,292	6,291
Salaries and employee benefits expense	5,602	5,470	5,504	5,420
Net occupancy expense	706	713	677	661
Data processing expense	850	822	794	888
Furniture and equipment expense	270	309	273	248
State bank taxes	281	370	270	270
Other non-interest expenses	1,889	2,537	2,005	2,315
Total non-interest expense	9,598	10,221	9,523	9,802
Net income	4,448	4,462	4,981	4,137

Per Share Data
Basic earnings per share	$ 0.33	$ 0.33	$ 0.37	$ 0.31
Diluted earnings per share	0.32	0.32	0.36	0.30
Cash dividend declared	0.08	0.08	0.08	0.075
Book value per share	7.75	7.40	7.16	6.92
Market value per share	22.40	20.56	18.75	17.69

Share Data
Total shares outstanding	13,736	13,575	13,555	13,532
Weighted average shares - basic	13,608	13,517	13,500	13,474
Weighted average shares - diluted	14,111	14,041	13,973	13,950

Balance Sheet Data
Total loans	893,370	886,153	860,584	853,149
Allowance for loan losses	12,084	11,798	11,365	11,361
Total assets	1,134,763	1,118,521	1,116,152	1,092,263
Non-interest bearing deposits	152,818	143,901	147,275	152,339
Interest bearing deposits	733,808	737,965	747,375	754,199
Long-term debt - subordinated debentures	20,799	20,829	20,829	20,829
Stockholders' equity	106,396	100,414	97,009	93,697

Average Balance Sheet Data
Average loans	889,672	872,275	859,540	847,903
Average assets	1,111,704	1,111,512	1,109,825	1,068,663
Average earning assets	1,047,674	1,047,591	1,042,630	1,009,778
Average deposits	874,480	897,766	907,810	882,099
Average long-term debt	32,998	20,829	20,829	20,829
Average interest bearing liabilities	842,813	845,753	846,864	825,106
Average stockholders' equity	103,634	99,114	95,178	92,268

**continued**

SYI Announces Record First Quarter Earnings Page 7 April 21, 2004

	Four Quarter Comparison
	3/31/04	12/31/03	9/30/03	6/30/03
Earnings Performance Data
Annualized return on average assets	1.61%	1.59%	1.78%	1.55%
Annualized return on average equity	17.26	17.86	20.76	17.98
Net interest margin, fully tax equivalent	4.29	4.21	4.23	4.25

Capital Ratios
Average stockholders' equity to average assets	9.32%	8.92%	8.58%	8.63%
Tier 1 risk-based capital	13.92	13.46	13.57	13.28
Total risk-based capital	15.20	14.74	14.84	14.56
Leverage	11.10	10.61	10.31	10.30

Loans by Type
Commercial and industrial loans	186,894	189,477	186,220	191,748
Construction loans	58,843	53,506	45,918	40,601
Real estate loans - commercial	300,599	288,156	278,018	271,583
Real estate loans - residential	215,245	212,454	222,644	225,381
Consumer loans	131,789	142,560	127,784	123,836

Asset Quality Data
Allowance for loan losses to total loans	1.35%	1.33%	1.32%	1.33%
Allowance for loan losses to average loans	1.36	1.35	1.32	1.34
Allowance for loan losses to non-performing loans	263.6	243.3	225.2	202.4
Nonaccrual loans	$ 4,276	$ 4,417	$ 3,923	$ 4,281
Restructured loans	-	-	-	-
Loans - 90 days past due & still accruing	309	433	1,123	1,332
Total non-performing loans	4,585	4,850	5,046	5,613
OREO and repossessed assets	3,659	3,633	3,747	3,668
Total non-performing assets	8,244	8,483	8,793	9,281
Non-performing loans to total loans	0.51%	0.55%	0.59%	0.66%
Non-performing assets to total assets	0.73	0.76	0.79	0.85
Net charge-offs	$ 214	$ 217	$ 296	$ 1,538

Other Information
Total assets under management (in millions)	$ 1,254	$ 1,216	$ 1,137	$ 1,112
Full-time equivalent employees	392	385	386	382

bp=basis point
*Please note that all share and per share information have been updated to reflect the 2003 two-for-one stock split.